State of Maryland
Department of Assessments and Taxation
Charter Division

Martin O'Malley
Governor
C. John Sullivan, Jr.
Director
Paul B. Anderson
Administrator

Date: 09/20/2010

OBER, KALER, GRIMES AND SHRIVER
ATTN MELINDA DRAUGHN
120 EAST BALTIMORE ST.
BALTIMORE MD 21202-1643

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	: MILES FUNDS, INC.
DEPARTMENT ID	: D04015111
TYPE OF REQUEST	: ARTICLES OF AMENDMENT / NAME CHANGE
DATE FILED	: 09-20-2010
TIME FILED	: 03:52 PM
RECORDING FEE	: $100.00
EXPEDITED FEE	: $50.00
FILING NUMBER	: 1000362000448383
CUSTOMER ID	: 0002482552
WORK ORDER NUMBER	: 0003699132

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division
Baltimore Metro Area (410) 767-1350
Outside Metro Area (888) 246-5941

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	09-20-2010
PRINCIPAL OFFICE:	5TH FLOOR 516 NORTH CHARLES STREET BALTIMORE MD 21201
RESIDENT AGENT:	HIQ MARYLAND CORPORATION HIQ CORPORATE SERVICES, INC. 715 ST. PAUL STREET BALTIMORE MD 21202

COMMENTS:

THIS AMENDMENT RECORD INDICATES THE NAME CHANGE

FROM: WB CAPITAL MUTUAL FUNDS, INC.

TO: MILES FUNDS, INC.

ARTICLES OF AMENDMENT

(CHANGING NAME OF CORPORATION PURSUANT TO SECTION 2-605(A)(1))

WB Capital Mutual Funds, Inc. a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article **FIRST** of the Charter of the Corporation is hereby amended to read as follows:

"**FIRST**: The name of the corporation is Miles Funds, Inc. (the "Corporation")."

SECOND: A majority of the entire Board of Directors of the Corporation, acting at a meeting duly called and held on September 1, 2010, adopted resolutions approving the amendment of the Charter of the Corporation as described above. The amendments are limited to changes expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

~~**THIRD:** These Articles of Amendment shall become effective on September 1, 2010.~~

IN WITNESS WHEREOF, ~~Miles Funds, Inc.~~ WB Capital Mutual Funds, Inc. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 1st day of September, 2010; and its President acknowledges that these Articles of Amendment are the act of ~~Miles Funds, Inc.~~ WB Capital Mutual Funds, Inc. and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST

Amy Mitchell
Secretary

Dave Miles
President

DEPARTMENT OF ASSESSMENTS & TAXATION

2010 SEP 20 P 3:40

RECEIVED